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                                   EXHIBIT 11

                 DURAMED PHARMACEUTICALS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                      Three months ended March 31,
                                                                    1997                      1996
                                                           ---------------------------------------------
Primary:
Weighted average common shares
     outstanding                                              14,674,318                8,565,621
Assumed conversion of preferred shares
     to common shares                                             *                         *
Net effect of dilutive stock options and
     warrants - based on the treasury stock
     method using the average market price                        *                         *
                                                           -------------              -----------

Totals                                                        14,674,318                8,565,621
                                                           =============              ===========

Net loss                                                   $(  6,758,362)             $(2,436,013)
                                                           =============              ===========

Per share amount                                           $        (.46)             $      (.28)
                                                           =============              ===========


Fully diluted:
Weighted average common shares
     outstanding                                              14,674,318                8,565,621
Assumed conversion of preferred shares
     to common shares                                             *                         *
Net effect of dilutive stock options - based
     on the treasury stock method using the
     year-end market price, if higher than
     average market price                                         *                         *
                                                           -------------              -----------


Totals                                                        14,674,318                8,565,621
                                                           =============              ===========

Net loss                                                   $  (6,758,362)             $(2,436,013)
                                                           =============              ===========

Per share amount                                           $        (.46)             $      (.28)
                                                           =============              ===========
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*Conversion of stock options and preferred shares not assumed in the computations because their effect is antidilutive.




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